Exhibit 99.1
                                                                    ------------
                             JOINT FILING AGREEMENT
                             ----------------------
                          PURSUANT TO RULE 13d-1(k)(1)
                          ----------------------------

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.

Dated: September 28, 2006

                             TOURADJI CAPITAL MANAGEMENT, LP
                             By: Touradji Capital GP, LLC, its general partner


                             By:  /s/ Paul Touradji
                                  ------------------------------
                                  Name:     Paul Touradji
                                  Title:    Managing Member



                             TOURADJI GLOBAL RESOURCES MASTER FUND, LTD.


                             By:  /s/ Paul Touradji
                                  ------------------------------
                                  Name:     Paul Touradji
                                  Title:    Director



                             /s/ Paul Touradji
                             -----------------------------------
                             Paul Touradji



                               [SIGNATURE PAGE TO
                     JOINT FILING AGREEMENT WITH RESPECT TO
                      CANO PETROLEUM, INC. AMENDMENT NO. 1]


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